UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

RIGEL RESOURCE ACQUISITION CORP

(Name of Registrant as Specified in its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2025

Rigel Resource Acquisition Corp

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-41022	98-1594226
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Bryant Park 1045 Avenue of the Americas, Floor 25 New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

(646) 453-2672

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
None	None	None

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Rigel Resource Acquisition Corp, a Cayman Island exempted company (“Rigel” or the “Company”), has previously called and provided a notice of its extraordinary general meeting (the “Meeting”), to be held on February 28, 2025 at 9:00 AM New York City time, to consider and vote upon the matters described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 15, 2025 (the “Proxy Statement”). At the Meeting, shareholders will be asked to approve, among other things, the entry into that certain Business Combination Agreement (the “Business Combination Agreement”), dated as of March 11, 2024, by and among the Company, Blyvoor Gold Resources Proprietary Limited, a South African private limited liability company (“Aurous Gold”), Blyvoor Gold Operations Proprietary Limited, a South African private limited liability company (“Gauta Tailings” and, together with Aurous Gold, the “Target Companies,” each, a “Target Company”), Aurous Resources (f/k/a RRAC NewCo), a Cayman Islands exempted company (“Aurous Resources”), and RRAC Merger Sub, a Cayman Islands exempted company and wholly owned subsidiary of Aurous Resources (“Merger Sub”), a copy of which is attached to the Proxy Statement as Annex A, as amended by that certain Amended and Restated Omnibus Amendment, dated as of December 20, 2024, a copy of which is attached to the Proxy Statement as Annex A-1, and the business combination transaction contemplated thereby (the “Business Combination”).

The Business Combination Agreement provides that each Class A ordinary share of Rigel issued and outstanding as of immediately prior to the closing and not properly tendered for redemption in connection with the Meeting will be automatically cancelled and converted into the right to receive (i) cash consideration in an amount per share equal to the sum of (A) the cash value per share as of the closing date to be received in respect of a Rigel Class A ordinary share redeemed in connection with the Meeting minus (B) $10.00 and (ii) one Aurous Resources ordinary share.

On February 23, 2025, the Company entered into two non-binding term sheets with certain institutional investors (the “Investors”), providing for contemplated financing arrangements in connection with the Business Combination. The first term sheet (the “Convertible Note Term Sheet”) provides for the contemplated issuance to the Investors by Aurous Resources of a subordinated convertible note in connection with the closing of the Business Combination. The second term sheet (the “Forward Term Sheet” and together with the Convertible Note Term Sheet, the “Non-Binding Term Sheets”) provides for the contemplated entry into a prepaid share forward transaction with Aurous Resources.

The Convertible Note Term Sheet contemplates, among other things:

●	Aurous Resources will issue a $10.526 million subordinated convertible note (the “Note”) for a purchase price of $10 million;

●	Interest on the Note will accrue at 12% per annum and the Note will have a maturity of 24 months;

●	The Investors have the right, at their sole discretion, to convert the Note into Aurous Resources ordinary shares at an initial conversion price of $11.50, subject to certain adjustments from time to time;

●	The Note will be subject to maturity acceleration or adjustments in the conversion price in certain circumstances if certain volume-weighted average trading price conditions of Aurous Resources’ ordinary shares are triggered;

●	The Investors will receive 450,000 Aurous Resources ordinary shares as a commitment fee in connection with the issuance of the Note;

●	The Investors will have certain consent rights on any future financing in connection with the closing of the Business Combination, other than additional equity PIPE investment on the same terms as disclosed in the Proxy Statement;

●	The Investors will have a right of first refusal to participate in certain financing transactions during the first year after the closing of the Business Combination; and

●	Customary representations and warranties, events of default and registration rights typical for a transaction of this type and size.

The Forward Term Sheet contemplates, among other things:

●	A prepaid share forward transaction of up to 9.9% of the total Aurous Resources ordinary shares outstanding following the closing of the Business Combination (the “FPA Shares”) to be purchased by the Investors from existing Rigel public shareholders for a price no greater than the redemption price (the “Redemption Price”) per share to be paid to redeeming public shareholders in connection with the closing of the Business Combination and Aurous Resources at the Redemption Price;

●	The Investors will receive 150,000 Aurous Resources ordinary shares (the “FPA Commitment Shares”) as a commitment fee, which such shares shall be free and clear of any obligations under the forward transaction;

●	At the closing of the Business Combination, Aurous Resources shall prepay the Investors an aggregate cash amount equal to the product of (a) the sum of (i) the number of FPA Shares and (ii) the number of FPA Commitment Shares multiplied by (b) the Redemption Price at the closing of the Business Combination;

●	From time to time following the closing of the Business Combination, the Investors may terminate the forward transaction in whole or in part with respect to any number of FPA Shares (such quantity, the “Terminated Shares”) and upon such event, the Investors shall pay to Aurous Resources an amount in cash equal to (a) the then-in-effect Reset Price, multiplied by (b) the Terminated Shares. The “Reset Price” shall be initially the Redemption Price, and, from time to time in Aurous Resources’ sole discretion, the Reset Price may be adjusted to the lower of the current Reset Price and the lowest daily VWAP over the prior 10 trading days;

●	The prepaid share forward transaction will mature on the date that is 36 months following the closing of the Business Combination; and

●	Customary representations and warranties, covenants, events of default and registration rights that are typical for a transaction of this type and size.

No assurances can be made that Rigel and Aurous Resources will successfully negotiate and enter into definitive agreements related to the Non-Binding Term Sheets, or that the transactions will be consummated on the terms described above, or at all. If the contemplated transactions are not consummated, or other alternative financing arrangements are not successfully negotiated and consummated, there may not be sufficient funds to satisfy the Minimum Cash Condition (as defined in the Proxy Statement) and consummate the Business Combination.

In addition to the Minimum Cash Condition, the completion of the Business Combination is conditioned on the satisfaction or waiver of certain other closing conditions that are not within Rigel’s, Aurous Resources’ or the Target Companies’ control, including, among other things, (i) approval by Rigel’s shareholders at the Meeting, (ii) receipt of approval for listing on the Nasdaq Stock Market LLC (“Nasdaq”) of the Aurous Resources ordinary shares and Aurous Resources public warrants to be issued in connection with the transactions contemplated by the Business Combination Agreement and (iii) receipt of certain required regulatory approvals, including by the Financial Surveillance Department of the South African Reserve Bank, that have yet to be obtained. The parties to the Business Combination Agreement may not satisfy all of the conditions to the closing in the Business Combination Agreement and, accordingly, the transactions contemplated therein may not be completed. If the closing conditions are not satisfied or waived, the Business Combination will not occur.

*******

Important Information for Investors

In connection with the Business Combination, the Company, Aurous Resources, and the Target Companies have filed with the SEC a registration statement on Form F-4 (as amended, the “Registration Statement”). The Registration Statement has been declared effective and the Company has mailed the definitive proxy statement/prospectus relating to the Business Combination to its shareholders. The Registration Statement, including the definitive proxy statement/prospectus contained therein, contains important information about the Business Combination and the other matters to be voted on at the meeting of the shareholders. This Current Report does not contain all the information that should be considered concerning the Business Combination and other matters and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. The Target Companies, Aurous Resources and the Company may also file other documents with the SEC regarding the Business Combination. The Company’s shareholders and other interested persons are advised to read the Registration Statement, the definitive proxy statement/prospectus and other documents filed in connection with the Business Combination, as these materials contain important information about the Target Companies, Aurous Resources, the Company and the Business Combination. Shareholders are also able to obtain copies of the Proxy Statement and other documents filed with the SEC, without charge, at the SEC’s website at www.sec.gov.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the Company’s, Aurous Resources’, or the Target Companies’ future financial or operating performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These statements are based on various assumptions and on the current expectations of the Company, the Target Companies or Aurous Resources, as applicable, and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor or other person as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, the Target Companies and their management, and Aurous Resources and its management, as the case may be, are inherently uncertain. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination; (2) the outcome of any legal proceedings that may be instituted against the Company, the Target Companies, Aurous Resources or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (3) the inability to complete or delays in completing the Business Combination due to the failure to obtain approval of the shareholders of the Company, the Target Companies or Aurous Resources, to obtain financing to complete the Business Combination, to obtain regulatory approvals, or to satisfy other conditions to closing; (4) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (5) the ability to meet the listing standards of NASDAQ or any other stock exchange following the consummation of the Business Combination; (6) the risk that the Business Combination disrupts current plans and operations of the Target Companies as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the Target Companies to grow and manage growth profitably, maintain relationships with customers and suppliers and retain their management and key employees; (8) transaction costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the possibility that the Target Companies may be adversely affected by other economic, business and/or competitive factors; (11) the Target Companies’ estimates of their financial or operational performance; (12) the ability to successfully negotiate and execute binding transaction documents; and (13) other risks and uncertainties set forth in the section entitled “Risk Factors” in the Registration Statement and the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. In addition, forward-looking statements reflect the Target Companies’, the Company’s or Aurous Resources’ expectations, plans or forecasts of future events and views as of the date of this Current Report. The Target Companies, Aurous Resources, and the Company anticipate that subsequent events and developments will cause these assessments to change. However, while the Target Companies and/or the Company and/or Aurous Resources may elect to update these forward-looking statements at some point in the future, each of the Target Companies, Aurous Resources, and the Company specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing the Target Companies’, Aurous Resources’, nor the Company’s assessments as of any date subsequent to the date of this Current Report.

Participants in the Solicitation

The Company, Aurous Resources, and the Target Companies and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of the Company’s stockholders in connection with the Business Combination is set forth in the Registration Statement, including a proxy statement/prospectus, filed with the SEC. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of the Company’s directors and officers in the Company’s filings with the SEC and the Registration Statement, including the proxy statement/prospectus of the Company and Aurous Resources for the Business Combination.

This Current Report is not a substitute for the Registration Statement or for any other document that the Company, the Target Companies, or Aurous Resources may file with the SEC in connection with the potential Business Combination. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of other documents filed with the SEC by the Company, the Target Companies, and Aurous Resources through the website maintained by the SEC at www.sec.gov.

No Offer or Solicitation

This communication does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the transaction or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase, any securities of the Target Companies, the Company, Aurous Resources or any of their respective affiliates (the “Securities”). No offering of Securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom, nor shall any sale of Securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction be affected. No securities commission or securities regulatory authority in the United States, South Africa or any other jurisdiction has in any way passed upon the merits of the transaction or the accuracy or adequacy of this communication. In South Africa, no Securities will be offered to any person other than selected investors falling within one of the specified categories listed in section 96(1)(a) or (b) of the Companies Act, 2008 (as amended, “South African Companies Act”) to whom the offer will be specifically addressed and as such there will not be any “offer to the public”, as envisaged in Chapter 4 of the South African Companies Act. Accordingly, no prospectus has been filed or will be filed with the South African Companies and Intellectual Property Commission in respect of the transactions contemplated in this Current Report. Additionally, no Securities will be offered to the “general public” as contemplated in the Banks Act, 1990 (as amended, “South African Banks Act”) or the exemption notice published in terms of the Banks Act under Government Notice 2172 in Government Gazette 16167 of 14 December 1994.

No Securities will be offered to a South African “resident” (as defined in the Exchange Control Regulations, 1961 (as amended, “South African Exchange Control Regulations”) promulgated pursuant to the Currency and Exchange Act, 1933) other than in strict compliance with the Exchange Control Regulations.

This communication does not constitute nor form a part of any offer or an invitation or solicitation or advertisement to purchase and/or subscribe for Securities in South Africa, including an offer to the public for the sale of, or subscription for, or an invitation or the solicitation of an offer to buy and/or subscribe for any Securities (whether pursuant to this announcement or otherwise) in South Africa, including an offer to the public or section of the public in South Africa of securities as defined in the South African Companies Act.

The communication constitutes factual, objective information about the Target Companies, the Company, and Aurous Resources and nothing contained herein should be construed as constituting any form of investments advice or recommendation, guidance or proposal of a financial nature as contemplated in the South African Financial Advisory and Intermediary Services Act, 2002, as amended, in respect of the Target Companies, the Company, and Aurous Resources or any transaction in relation thereto. The contents of this communication must not be construed as constituting the canvassing for, or marketing or advertising of, financial services by the Target Companies, the Company, and Aurous Resources and/or their representatives and advisors in South Africa.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGEL RESOURCE ACQUISITION CORP

Date: February 25, 2025	By:	/s/ Jonathan Lamb
	Name:	Jonathan Lamb
	Title:	Chief Executive Officer